EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/30/2013	Sale	$ 7.5848	1	22570
12/31/2013	Sale	$ 7.6077	2	45300
1/2/2014	Sale	$ 7.6314	3	43400
1/3/2014	Sale	$ 7.9420	4	63000
1/6/2014	Sale	$ 8.3326	5	60900
1/7/2014	Sale	$ 8.5829	6	54800
1/8/2014	Sale	$ 8.8694	7	69644
1/9/2014	Sale	$ 8.5683	8	88800
1/10/2014	Sale	$ 8.6386	9	61412
1/13/2014	Sale	$ 8.2919	10	60003
1/14/2014	Sale	$ 8.4766	11	37882
1/15/2014	Sale	$ 8.4346	12	27687
1/16/2014	Sale	$ 8.4844	13	44854
1/17/2014	Sale	$ 8.7229	14	49084
1/21/2014	Sale	$ 8.4269	15	50060
1/22/2014	Sale	$ 8.3472	16	20000
1/23/2014	Sale	$ 8.3304	17	32000
1/24/2014	Sale	$ 8.4208	18	26600
1/27/2014	Sale	$ 8.1957	19	7000
1/28/2014	Sale	$ 8.3835	20	59699
1/29/2014	Sale	$ 8.5300		1000
1/29/2014	Sale	$ 9.6572	21	54000
1/29/2014	Sale	$ 10.1776	22	21500
1/30/2014	Sale	$ 10.0961	23	60115
1/31/2014	Sale	$ 9.8592	24	73301
2/3/2014	Sale	$ 9.9855	25	75000
2/4/2014	Sale	$ 9.9349	26	41500
2/5/2014	Sale	$ 9.9428	27	59966
2/6/2014	Sale	$ 9.8388	28	29128

1 This transaction was executed in multiple trades at prices ranging from $7.50 – 7.70.
2 This transaction was executed in multiple trades at prices ranging from $7.55 – 7.63.
3 This transaction was executed in multiple trades at prices ranging from $7.56 – 7.70.
4 This transaction was executed in multiple trades at prices ranging from $7.66 – 8.30.
5 This transaction was executed in multiple trades at prices ranging from $8.23 – 8.40.
6 This transaction was executed in multiple trades at prices ranging from $8.39 – 8.80.
7 This transaction was executed in multiple trades at prices ranging from $8.70 – 9.10.
8 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.80.
9 This transaction was executed in multiple trades at prices ranging from $8.45 – 8.93.
10 This transaction was executed in multiple trades at prices ranging from $8.195 – 8.53.
11 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.63.
12 This transaction was executed in multiple trades at prices ranging from $8.35 – 8.49.
13 This transaction was executed in multiple trades at prices ranging from $8.41 – 8.53.
14 This transaction was executed in multiple trades at prices ranging from $8.50 – 8.85.
15 This transaction was executed in multiple trades at prices ranging from $8.27 – 8.82.
16 This transaction was executed in multiple trades at prices ranging from $8.24 – 8.47.
17 This transaction was executed in multiple trades at prices ranging from $8.19 – 8.47.
18 This transaction was executed in multiple trades at prices ranging from $8.34 – 8.53.
19 This transaction was executed in multiple trades at prices ranging from $8.17 – 8.21.
20 This transaction was executed in multiple trades at prices ranging from $8.19 – 8.5050.
21 This transaction was executed in multiple trades at prices ranging from $9.05 – 10.05.
22 This transaction was executed in multiple trades at prices ranging from $10.07 – 10.48.
23 This transaction was executed in multiple trades at prices ranging from $9.89 – 10.50.
24 This transaction was executed in multiple trades at prices ranging from $9.70 – 10.00.
25 This transaction was executed in multiple trades at prices ranging from $9.68 – 10.15.
26 This transaction was executed in multiple trades at prices ranging from $9.65 – 10.26.
27 This transaction was executed in multiple trades at prices ranging from $9.77 – 10.00.
28 This transaction was executed in multiple trades at prices ranging from $9.76 – 10.04.